                                                               FILE NO. 33-65135
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED SEPTEMBER 1, 1995)
               (TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 1, 1995)

                                     PROSPECTUS NUMBER: 1330
                                     DATED: MARCH 11, 1996


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



BASE RATE:                LIBOR


INDEX MATURITY:           One Month


TRADE DATE:               March 11, 1996


SETTLEMENT DATE:          March 14, 1996


MATURITY DATE:            March 14, 1997


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   0.000%
                          (Flat)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Monthly, using two Business days prior.


INTEREST PAYMENT DATES:   Monthly on the 14th of each month commencing April 14, 1996 through maturity, subject to following business day convention.


INITIAL INTEREST RATE:    5.375%


FORM:                     Book-entry






     Additional Information: The first paragraph of the section "Incorporation of Certain Documents by Reference" contained in the attached prospectus, dated September 1, 1995, is hereby updated to specifically include reference to the Current Reports of Merrill Lynch & Co., Inc. Form 8-K dated September 19, 1995, October 17, 1995, November 2, 1995 and November 27, 1995 filed pursuant to
Section 13 of the Securities and Exchange Act of 1934 which are incorporated by reference into such Prospectus. In addition, the amount of Securities that the Company intends to sell from time to time specified on the first page of such Prospectus has been updated to equal $8,741,425,546 aggregate principal amount of Debt Securities (or net proceeds in the case of warrants and in the case of securities issued at an original issue discount).